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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated August 23, 1995 with respect to the balance sheet of Plastifol GmbH & Co. KG as of 31 December 1994 and the related profit and loss account and cash flow statement for the year then ended which appears in this Form 8-K and is incorporated by reference in LEAR SEATING Corporation's registration statements (File Nos. 33-55783, 33-57237, 33-59943, 33-61583, 33-61739).

                                          KPMG Deutsche Treuhand-Gesellschaft
                                          Aktiengesellschaft
                                          Wirtschaftsprufungsgesellschaft

Munich, Germany
  August 23, 1995